Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-33712) and Form S-8 (No. 333-16377, 333-66433, 333-59694, 333-129104, and 333-134256) of IntriCon Corporation (formerly Selas Corporation of America) of our report dated October 20, 2006, on our audit of the financial statements of Tibbetts Industries, Inc. for the years ended September 30, 2006 and October 1, 2005 in IntriCon Corporation’s Current Report on Form 8K/A, event date May 22, 2007, filed on August 8, 2007.

Portland, Maine	/s/Baker Newman & Noyes LLC

August 8, 2007